                                                                     EXHIBIT 5.2


                                December 11, 2001


                                                                      Client No.
(212) 351-4000                                                     C 29003-00721


Fleetwood Enterprises, Inc.
Fleetwood Capital Trust II
Fleetwood Capital Trust III
3125 Myers Street
Riverside, California 92503-5527

         Re: FLEETWOOD ENTERPRISES, INC. / FLEETWOOD CAPITAL TRUST II / FLEETWOOD CAPITAL TRUST III REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 333-62838) AND FORM S-3 (FILE NO. 333-62850)

Ladies and Gentlemen:


         We have acted as special counsel to Fleetwood Enterprises, Inc., a Delaware corporation (the "Company"), Fleetwood Capital Trust II, a Delaware statutory business trust and a wholly owned subsidiary of the Company ("Trust II") and Fleetwood Capital Trust III, a Delaware statutory business trust and a wholly owned subsidiary of the Company ("Trust III" and together with Trust II, the "Trusts"), in connection with the proposed offer by the Company (the "Exchange Offer") to exchange up to $37.95 million aggregate liquidation amount of 9.5% Convertible Trust Preferred Securities due February 15, 2013 (the "Exchange Securities") of Trust II for up to $86.25 million aggregate liquidation amount of outstanding 6% Convertible Trust Preferred Securities due February 15, 2028 (the "Existing Securities") of Fleetwood Capital Trust, a Delaware statutory business trust, and the proposed offer by the Company (the "Cash Offer") to sell to investors up to $150 million aggregate liquidation amount of 9.5% Convertible Trust Preferred Securities due February 15, 2013 (the "Cash Securities" and together with the Exchange Securities, the "Securities") of Trust III for cash.

         In connection with the Exchange Offer, the Company will deposit in Trust II as trust assets its 9.5% Convertible Subordinated Debentures due February 15, 2013 (the "Exchange Debentures") to be issued pursuant to an Indenture to be entered into between the Company and The Bank of New York, as trustee, (the form of which filed as an exhibit to the Registration Statement, the "Exchange Indenture") and Trust II will transfer to the Company the Exchange

Fleetwood Enterprises, Inc.
Fleetwood Capital Trust II
Fleetwood Capital Trust III
December 11, 2001
Page 2



Securities and its common securities (the "Exchange Common Securities"), as set forth in the Registration Statement (as defined below). The Exchange Securities will be guaranteed (the "Exchange Preferred Guarantee") by the Company pursuant to the Exchange Preferred Guarantee Agreement (as defined below) and the Exchange Common Securities will be guaranteed (the "Exchange Common Guarantee") by the Company pursuant to the Exchange Common Guarantee Agreement (as defined below). In connection with the Cash Offer, the Company will deposit in Trust III as trust assets its 9.5% Convertible Subordinated Debentures due February 15, 2013 (the "Cash Debentures" and, together with the Exchange Debentures, the "Debentures") to be issued pursuant to an Indenture to be entered into between the Company and The Bank of New York, as trustee, (the form of which filed as an exhibit to the Registration Statement, the "Cash Indenture" and together with the Exchange Indenture, the "Indentures") and Trust III will transfer to the Company the Cash Securities and its common securities (the "Cash Common Securities" and together with the Exchange Common Securities, the "Common Securities"), as set forth in the Registration Statement (as defined below). The Cash Securities will be guaranteed (the "Cash Preferred Guarantee" and together with the Exchange Preferred Guarantee, the "Preferred Guarantees") by the Company pursuant to the Cash Preferred Guarantee Agreement (as defined below) and the Cash Common Securities will be guaranteed (the "Cash Common Guarantee" and together with the Exchange Common Guarantee, the "Common Guarantees") by the Company pursuant to the Cash Common Guarantee Agreement (as defined below).



         In connection with the opinions herein expressed, we have reviewed the combined Registration Statement on Form S-4 (Reg. No. 333-62838) and Form S-3 (Reg. No. 333-62850), as amended (the "Registration Statement"), covering the registration of the Securities, the Preferred Guarantees, the Debentures, the shares (the "Conversion Shares") of the common stock, par value $1.00 per share of the Company (the "Fleetwood Common Stock"), issuable upon conversion of the Securities and the Debentures, and the shares of Fleetwood Common Stock (the "Interest Shares" and together with the Conversion Shares, the "Shares") that may be issued solely at the Company's option as payment of interest on the Debentures in accordance with the terms of the Indentures. We have also reviewed the Statement on Schedule TO, filed by the Company with the Securities and Exchange Commission (the "Commission") on December 5, 2001, as amended on December 11, 2001 (the "Schedule TO"). In addition, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:



                         i.the form of Amended Dealer Manager Agreement in
                           the form attached as an exhibit to the Registration Statement (the "Dealer Manager Agreement") among the Company, Trust II and Banc of America Securities LLC ("BAS");




                        ii.the form of Distribution Agreement in the form
                           attached as an exhibit to the Registration Statement (the "Distribution Agreement") among the Company, Trust III and BAS, as placement agent;

Fleetwood Enterprises, Inc.
Fleetwood Capital Trust II
Fleetwood Capital Trust III
December 11, 2001
Page 3



                       iii.the Indentures;

                        iv.the Declaration of Trust of Trust II, dated as of
                           June 7, 2001 (the "Trust II Declaration"), among the Company, as sponsor, Boyd R. Plowman, as regular trustee and The Bank of New York - Delaware, as Delaware trustee, and the Declaration of Trust of Trust III, dated as of December 7, 2001 (the "Trust III Declaration" and, together with the Trust II Declaration, the "Declarations"), among the Company, as sponsor, Boyd R. Plowman, as regular trustee and The Bank of New York - Delaware, as Delaware trustee;

                         v.the form of Amended and Restated Declarations of
                           Trust of each of the Trusts (the "Amended
                           Declarations") to be entered into among the Company, as sponsor, The Bank of New York - Delaware, as Delaware trustee, The Bank of New York, as property trustee, and Lyle N. Larkin, Nelson W. Potter and Boyd R. Plowman, as regular trustees;

                        vi.the form of Common Securities Purchase Agreement to
                           be entered into between the Company and Trust II and the form of Common Securities Purchase Agreement to be entered into between the Company and Trust III;

                       vii.the form of Common Securities Guarantee Agreement
                           (the "Exchange Common Guarantee Agreement"), to be entered into by the Company for the benefit of holders of the Exchange Common Securities, and the form of Common Securities Guarantee Agreement (the "Cash Common Guarantee Agreement"), to be entered into be the Company for the benefit of holders of the Cash Common Securities;

                      viii.the form of Preferred Securities Guarantee Agreement
                           (the "Exchange Preferred Guarantee Agreement"), to be entered into between the Company and The Bank of New York, as guarantee trustee, and the form of Preferred Securities Guarantee Agreement (the "Cash Preferred Guarantee Agreement"), to be entered into between the Company and The Bank of New York, as guarantee trustee;

                        ix.the forms of Securities, together with the Preferred
                           Guarantee endorsed thereon, the Common Securities, together with the Common Guarantee endorsed thereon, and the Debentures;

Fleetwood Enterprises, Inc.
Fleetwood Capital Trust II
Fleetwood Capital Trust III
December 11, 2001
Page 4



                         x.the Exchange Agent Agreement, dated as of December 5,
                           2001, between the Company and The Bank of New York, as exchange agent;

                        xi.the Information Agent Agreement, dated as of July 23,
                           2001, between the Company and D.F. King & Co., Inc., as information agent; and

                       xii.such other documents, corporate records, and other
                           instruments as we have deemed necessary or advisable to enable us to render the opinions set forth herein.

         The documents described under the foregoing clauses (i) through (xi) are referred to herein as the "Documents." In rendering this opinion, we have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for purposes of this opinion. As to certain factual matters, we have relied upon the representations and warranties of the Company and the Trusts in the Dealer Manager Agreement and the Distribution Agreement, certificates of officers of the Company or certificates obtained from public officials.

         Further we have assumed that:

                  a) The signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency and (except in the case of documents signed on behalf of the Company) were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals;

                  b) Each of the parties to the Documents (other than the Company) has all requisite power and authority to execute, deliver and perform its obligations under each of the Documents to which it is a party, the execution and delivery of such Documents by such party and performance of its obligations thereunder have been duly authorized by all necessary action, do not violate any law, regulation, order, judgment or decree applicable to such party, and such Documents are legal, valid and binding obligations of such party, enforceable against it in accordance with their respective terms;

                  c) There are no agreements or understandings between or among the Company, the Trusts and other parties to the Documents, or third parties, that would expand, modify or otherwise affect the terms of the Documents or the respective rights or obligations of the parties thereunder;

Fleetwood Enterprises, Inc.
Fleetwood Capital Trust II
Fleetwood Capital Trust III
December 11, 2001
Page 5



                  d) The proceeds from the sale of the Cash Securities will be applied as set forth in the Registration Statement; and

                  e) The conversion price for the Exchange Securities will be no less than $8.40 per share.

         Based upon the foregoing and in reliance thereon, and subject to the receipt by the Company and the Trusts from the Commission of an order declaring the Registration Statement effective, we are of the opinion that:

         1. The Debentures have been duly authorized by the Company and when issued and delivered in the manner described in the Registration Statement and when executed and authenticated in accordance with the provisions of the relevant Indenture, will be duly executed and delivered by or on behalf of the Company and will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the relevant Indenture.

         2. The Preferred Guarantees have been duly authorized by the Company and, assuming the Securities will be legal, valid and binding obligations of the relevant Trust, enforceable against the relevant Trust in accordance with their terms, when the Preferred Guarantees have been issued and delivered in connection with the exchange of the Existing Securities or in connection with the sale of the Cash Securities pursuant to Cash Offer in the manner described in the Registration Statement and when the Securities and the Preferred Guarantees have been executed and, in the case of the Securities, authenticated, in accordance with the provisions of the relevant Amended Declaration, will be duly executed and delivered by or on behalf of the Company and will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         3. The Conversion Shares issuable upon conversion of the Securities and the Debentures have been duly authorized and reserved for issuance and, when delivered upon conversion in accordance with the terms of the Securities, the Debentures, the Amended Declarations and the Indentures, will be validly issued, fully paid and nonassessable.

         4. The Interest Shares issuable at the Company's option as payment of interest on the Debentures have been duly authorized and reserved for issuance and, when delivered upon such payment of interest, at the Company's option and in accordance with the terms of the Debentures and the Indentures, will be validly issued, fully paid and non-assessable.

         The foregoing opinions are also subject to the following additional qualifications, exceptions, assumptions and limitations:

Fleetwood Enterprises, Inc.
Fleetwood Capital Trust II
Fleetwood Capital Trust III
December 11, 2001
Page 6



         A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the State of New York, the United States of America, and, to the limited extent set forth below, the State of Delaware. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law, the Delaware Constitution and the reported judicial decisions interpreting these laws as currently in effect (the "DGCL") and have made such inquiries as we consider necessary to render the opinions contained herein. This opinion is limited to the effect of the present state of the laws of the State of New York, the United States of America and the DGCL and the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

         B. Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors' generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers), and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.

         C. We express no opinion regarding the effect on the enforceability of the Preferred Guarantees against the Company of any facts or circumstances occurring after the date hereof that would constitute a defense to the obligation of a surety, unless such defense has been waived effectively by the Company.

         D. We express no opinion regarding the effectiveness of (i) any waivers or consents relating to rights or duties owed that exist as a matter of law or unknown future rights; (ii) any waiver that is vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; or (vi) any provisions that may be construed as penalties or forfeitures.

Fleetwood Enterprises, Inc.
Fleetwood Capital Trust II
Fleetwood Capital Trust III
December 11, 2001
Page 7



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission promulgated thereunder.

                                         Very truly yours,


                                         /s/ GIBSON, DUNN & CRUTCHER LLP

                                         GIBSON, DUNN & CRUTCHER LLP

MWS/LJM/REA/OCW/TCS